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                   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT
                       REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 11 to File No. 333-44423; Amendment No. 12 to File No. 811-8611) of Legg Mason Charles Street Trust, Inc. of our report dated April 30, 2004, included in the 2004 Annual Report to shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
July 22, 2004